As filed with the Securities and Exchange Commission on June 21, 2005

Registration No. 333-84616

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kraft Foods Inc.

(Exact name of registrant as specified in its charter)

Virginia	52-2884372
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Three Lakes Drive
Northfield, Illinois	60093
(Address of Principal Executive Offices)	(Zip Code)

KRAFT FOODS INC. 2001 PERFORMANCE INCENTIVE PLAN

(Full Title of the Plan)

Marc S. Firestone, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Kraft Foods Inc.
Three Lakes Drive
Northfield, Illinois 60093
(847) 646-2000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

EXPLANATORY NOTE

Kraft Foods Inc., a Virginia corporation (the “Company”), registered, pursuant to a Registration Statement on Form S-8 (Registration Number 333-84616) filed with the Securities and Exchange Commission on March 20, 2002 (the “Registration Statement”), the offer and sale of up to 75,000,000 shares of the Company’s Class A Common Stock, no par value (the “Class A Common Stock”), issuable under the Kraft Foods Inc. 2001 Performance Incentive Plan (the “2001 Plan”).  On February 28, 2005, the Company’s Board of Directors adopted the Kraft Foods Inc. 2005 Performance Incentive Plan (the “2005 Plan”), which is intended to replace the 2001 Plan.  The Company’s stockholders approved the 2005 Plan on April 26, 2005, and the 2005 Plan became effective on May 1, 2005.  No future awards will be made under the 2001 Plan.

Pursuant to the undertakings in Item 9 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove 41,605,803 shares of Class A Common Stock (the “Deregistered Shares”) remaining under the 2001 Plan from registration under the Registration Statement.

The Deregistered Shares will be carried over to and continue to be registered under a new Registration Statement on Form S-8 that is being filed by the Company contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement.

The Registration Statement also registered the offer and sale of up to 500,000 shares of the Class A Common Stock issuable under the Company’s 2001 Compensation Plan for Non-Employee Directors.  Such offers and sales, to the extent not previously made under the Registration Statement, may continue to be made under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on this 21st day of June, 2005.

KRAFT FOODS INC.

By:	/s/ James P. Dollive
James P. Dollive
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date Signed

/s/ Roger K. Deromedi	Director and Chief Executive Officer (principal executive officer)	June 21, 2005
Roger K. Deromedi

/s/ James P. Dollive	Executive Vice President and Chief Financial Officer (principal financial	June 21, 2005
James P. Dollive
Officer)

/s/ David A. Brearton	Senior Vice President, Business Process Simplification, and Corporate Controller	June 21, 2005
David A. Brearton
(principal accounting officer)

/s/ Jan Bennink	Director	June 21, 2005
Jan Bennink

/s/ Louis C. Camilleri	Director	June 21, 2005
Louis C. Camilleri

/s/ Dinyar S. Devitre	Director	June 21, 2005
Dinyar S. Devitre

/s/ W. James Farrell	Director	June 21, 2005
W. James Farrell

/s/ Betsy D. Holden	Director	June 21, 2005
Betsy D. Holden

/s/ Richard A. Lerner	Director	June 21, 2005
Richard A. Lerner

/s/ John C. Pope	Director	June 21, 2005
John C. Pope

/s/ Mary L. Schapiro	Director	June 21, 2005
Mary L. Schapiro

/s/ Charles R. Wall	Director	June 21, 2005
Charles R. Wall

Signature	Title(s)	Date Signed

/s/ Deborah C. Wright	Director	June 21, 2005
Deborah C. Wright